CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 63/Amendment No. 33 to Registration Statement File Nos. 002-39272/811-02162 on Form N-4 of our report dated March 25, 2016, relating to the financial statements and financial highlights comprising each of the Divisions of General American Separate Account Two; our report dated April 22, 2016, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to the Company being a member of a controlled group); and our report dated March 24, 2016, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries; all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 27, 2016